Proposal 1-4

Final Proxy Results - ML Short-Term U.S. Government (fka Adjustable Rate) proxy								11653700	0.000
Meeting Date: 08/23/2000

Record Date: 06/20/2000
As of: 08/23/2000

				Units Voted							Percentage of Total Outstanding Units Voted						Percentage of Total Units Voted
	Shares Needed	Outstanding	Votes Needed							Broker				Broker	Votes Received					Broker
Fund	To Pass	Shares	50%+ 1	For	Against	Abstain	Votes Needed			non-vote	For	Against	Abstain	non-vote	over 50% + 1	Proposal 1 (Trustees)	For	Against	Abstain	non-vote

1. Proposal on Directors
Terry K Glenn	-3,724,876	8,217,821	4,108,912	7,833,787		313,982					95.32%	0.00%	3.82%		-45.33%		96.15%	0.00%	3.85%
Joe Grills	-3,721,480	8,217,821	4,108,912	7,830,391		317,378					95.28%	0.00%	3.86%		-45.29%		96.10%	0.00%	3.90%
Walter Mintz	-3,715,886	8,217,821	4,108,912	7,824,797		322,972					95.21%	0.00%	3.93%		-45.22%		96.04%	0.00%	3.96%
Robert S Salomon, JR	-3,724,876	8,217,821	4,108,912	7,833,787		313,982					95.32%	0.00%	3.82%		-45.33%		96.15%	0.00%	3.85%
Melvin R Seiden	-3,715,886	8,217,821	4,108,912	7,824,797		322,972					95.21%	0.00%	3.93%		-45.22%		96.04%	0.00%	3.96%
Stephen B Swensrud	-3,718,267	8,217,821	4,108,912	7,827,178		320,591					95.24%	0.00%	3.90%		-45.25%		96.07%	0.00%	3.93%
Arthur Zeikel	-3,714,962	8,217,821	4,108,912	7,823,873		323,896					95.20%	0.00%	3.94%		-45.21%		96.02%	0.00%	3.98%

2. Proposal on Auditors	-3,802,986	8,217,821	4,108,912	7,911,897	62,848	173,023			Crook		96.27%	0.76%	2.10%		-46.28%	Brackenridge	97.10%	0.77%	2.12%

4. To amend the funds charter to	-3,296,845	8,217,821	4,108,912	7,405,756	433,630	308,382			Crook		90.11%	5.27%	3.75%	0.00%	-40.12%	Brackenridge	90.89%	5.32%	3.78%
permit the board to have
Discretionary Auth to recognize
Master Feeder Structure.

Final Proxy Results - ML Short-Term U.S. Government (fka Adjustable Rate) proxy								11653700	0.000
First Meeting Date: 8/23/00
Second Meeting Date:9/20/00
Record Date: 06/20/2000
As of: 09/20/2000

				Units Voted							Percentage of Total Outstanding Units Voted						Percentage of Total Units Voted
	Shares Needed	Outstanding	Votes Needed							Broker				Broker	Votes Received					Broker
Fund	To Pass	Shares	50%+ 1	For	Against	Abstain	Votes Needed			non-vote	For	Against	Abstain	non-vote	over 50% + 1	Proposal 1 (Trustees)	For	Against	Abstain	non-vote

3. Proposal to amend the	-11,238	8,217,821	4,108,912	4,120,149	98,645	179,924			Crook	3,816,133	50.13%	1.20%	2.18%	46.43%	-0.14%	Brackenridge	93.67%	2.24%	4.09%	93.45%
Investment objective

Last Updated on 01/25/2001
By MLMAG